EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 33-97202) and related Prospectus of PMR Corporation for the registration of 1,720,605 shares of its common stock and to the incorporation by reference therein of our reports dated June 23, 1995, with respect to the consolidated financial statements of PMR Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended April 30, 1995 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                           ERNST & YOUNG LLP

                                                   __/s/___Ernst & Young LLP___

San Diego, California
December 5, 1995